Exhibit 4.3

                      CALIFORNIA MICRO DEVICES CORPORATION

                            STOCK PURCHASE AGREEMENT

                                November 21, 2001

                                  Exhibit 4.3

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

1.   Purchase and Sale of Stock..............................................1
         1.1      Sale and Issuance of Common Stock..........................1
         1.2      Closings...................................................1

2.   Representations and Warranties of the Company...........................1
         2.1      Corporate Existence and Power..............................1
         2.2      Authorization; No Contravention............................2
         2.3      Governmental Authorization; Third Party Consents...........2
         2.4      Binding Effect.............................................2
         2.5      Litigation.................................................3
         2.6      Compliance with Laws.......................................3
         2.7      Capitalization.............................................3
         2.8      No Default or Breach; Contractual Obligations..............4
         2.9      Title to Properties........................................4
         2.10     Reports; Financial Statements..............................4
         2.11     Taxes......................................................5
         2.12     No Material Adverse Change; Ordinary Course of Business....6
         2.13     Private Offering...........................................6
         2.14     Labor Relations............................................6
         2.15     Employee Benefit Plans.....................................6
         2.16     Liabilities................................................7
         2.17     Intellectual Property......................................8
         2.18     Potential Conflicts of Interest............................9
         2.19     Trade Relations............................................9
         2.20     Outstanding Borrowing.....................................10
         2.21     Broker's, Finder's or Similar Fees........................10
         2.22     Disclosure................................................10

3.   Representations and Warranties of the Investors........................10
         3.1      Authorization.............................................10
         3.2      Purchase Entirely for Own Account.........................10
         3.3      Reliance Upon Investor's Representations..................11
         3.4      Receipt of Information....................................11
         3.5      Investment Experience.....................................11
         3.6      Accredited Investor.......................................11
         3.7      Restricted Securities.....................................11
         3.8      Legends...................................................12

4.   Registration of the Shares; Compliance with the Securities Act.........12
         4.1      Registration Procedures and Expenses......................12
         4.2      Transfer of Shares After Registration; Suspension.........13
         4.3      Indemnification...........................................14
         4.4      Termination of Conditions and Obligations.................17

5.   Conditions of each Investor's Obligations at Closing...................17
         5.1      Representations and Warranties............................17
         5.2      Performance...............................................17
         5.3      Compliance Certificate....................................17
         5.4      Qualifications............................................17
         5.5      Opinion of Counsel........................................18


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                                  Exhibit 4.3

6.   Conditions of the Company's Obligations at Closing.....................18
         6.1      Representations and Warranties............................18
         6.2      Qualifications............................................18

7.   Miscellaneous..........................................................18
         7.1      Entire Agreement..........................................18
         7.2      Survival..................................................18
         7.3      Successors and Assigns....................................18
         7.4      Governing Law.............................................19
         7.5      Counterparts..............................................19
         7.6      Titles and Subtitles......................................19
         7.7      Notices...................................................19
         7.8      Expenses..................................................19
         7.9      Attorneys' Fees...........................................19
         7.10     Amendments and Waivers....................................20
         7.11     Severability..............................................20
         7.12     Rights of the Investor....................................20

Exhibits

Exhibit A - Certificate of Subsequent Sale
Exhibit B - Form of Opinion of Company's counsel*
Exhibit C - Schedule of Exceptions*

o    The following exhibits to the Stock Purchase Agreement have been omitted.
o The Company will funish copies of the omitted exhibits to the Commission upon request:

     o    Exhibit B - Form of Opinion of Company's counsel
     o    Exhibit C - Schedule of Exceptions

                      CALIFORNIA MICRO DEVICES CORPORATION

                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made as of the 21st day of November, 2001, by and among CALIFORNIA MICRO DEVICES CORPORATION, a California corporation (the "Company"), and each of the persons listed on the signature pages hereto (each of whom is herein referred to individually as an "Investor" and collectively as the "Investors"). The parties hereto agree as follows:

         1. Purchase and Sale of Stock.

         1.1 Sale and Issuance of Common Stock. Subject to the terms and conditions of this Agreement, each Investor severally (and not jointly and severally) agrees to purchase at the Closing (as defined below), and the Company agrees to issue and sell to each Investor at the Closing, that number of shares (the "Shares") of common stock, no par value, of the Company (the "Common Stock") set forth above such Investor's name on the signature pages hereto at a price per Share equal to $4.11 (the "Purchase Price"), up to an aggregate of 2,000,000 shares of Common Stock.

         1.2 Closing. The purchase and sale of the Shares (the "Closing") shall occur no later than December 3, 2001 at a place and time to be specified by the Company and Needham & Company (the "Placement Agent"), and of which the Investors will be notified in not less than two (2) business days in advance by the Placement Agent. At the Closing, after receipt of payment therefor, the Company shall arrange delivery to each Investor of one or more stock certificates representing the number of Shares set forth above such Investor's name on the signature pages hereto, each such certificate to be registered in the name of the Investor. The parties acknowledge that the schedule of Investors attached hereto as Schedule A is a preliminary schedule of investors. As soon as practicable after the Closing, the Company shall deliver to each Investor a completed Schedule A, listing each Investor and the amount of Shares purchased by such Investor hereunder.

         2. Representations and Warranties of the Company. The Company hereby represents and warrants to each Investor that, except as set forth on a Schedule of Exceptions attached hereto as Exhibit C, specifically identifying the relevant subparagraph(s) hereof, which exceptions shall be deemed to be representations and warranties as if made hereunder:

         2.1 Corporate Existence and Power. The Company, and each of the corporations or other entities of which the Company holds a majority of the voting power of the outstanding voting equity securities or a majority of the economic equity interest of such corporation or entity (collectively, the "Subsidiaries") (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) has all requisite corporate power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged; (c) is duly qualified as a foreign corporation, licensed and in good standing under the laws of each jurisdiction in which its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a material adverse effect on the Condition of the Company and (d) has the corporate power and authority to execute, deliver and perform its obligations under this Agreement.

         2.2 Authorization; No Contravention. The execution, delivery and performance by the Company of this Agreement and the transactions contemplated hereby and thereby (a) have been duly authorized by all necessary corporate action of the Company; (b) do not contravene the terms of the Articles of Incorporation or the By-laws; (c) do not violate, conflict with or result in any breach, default or contravention of (or with due notice or lapse of time or both would result in any breach, default or contravention of), or the creation of any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or otherwise) or preference, priority, right or other security interest or preferential arrangement (a "Lien") under, any provision of any agreement, undertaking, contract, indenture, mortgage, deed of trust, or other instrument to which the Company is a party or by which its property is bound (a "Contractual Obligation") of the Company or any law, statute, treaty, rule, regulation, right, privilege, qualification, license or franchise (a "Requirement of Law") applicable to the Company except such


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violations or conflicts that would not reasonably be expected to have a material adverse effect on the Condition of the Company; and (d) do not violate any judgment, injunction, writ, award, decree or order of any nature (collectively, "Orders") of the government of any nation, state, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, (a "Governmental Authority") against, or binding upon, the Company or any of its Subsidiaries.

         2.3 Governmental Authorization; Third Party Consents. No approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other individual, firm, corporation, partnership, trust, association, joint venture, limited liability company, or other entity of any kind (a "Person"), and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance (including, without limitation, the sale, issuance and delivery of the Shares) by, or enforcement against, the Company of this Agreement and the transactions contemplated hereby and thereby.

         2.4 Binding Effect. This Agreement has been duly executed and delivered by the Company, and this Agreement constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

         2.5 Litigation. Except as set forth on Section 2.5 of the Schedule of Exceptions, or as disclosed in all reports, registration statements and other filings, together with any amendments thereto, filed by the Company with the Commission since November 15, 2001 (the "SEC Reports"), there are no actions, suits, proceedings, claims, complaints, disputes, arbitrations or investigations (collectively, "Claims") pending or, to the Knowledge of the Company's executive officers (the "Knowledge") of the Company, threatened, at law, in equity, in arbitration or before any Governmental Authority against the Company or any of its Subsidiaries that seeks in excess of $75,000 in damages nor is the Company aware that there is any basis for any of the foregoing. The foregoing includes, without limitation, Claims pending or, to the Knowledge of the Company, threatened or any basis therefor known by the Company involving the prior employment of any employee of the Company or any of its Subsidiaries, their use in connection with the business of the Company or any of its Subsidiaries of any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers. No Order has been issued by any court or other Governmental Authority against the Company or any of its Subsidiaries purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any of the other Transaction Documents.

         2.6 Compliance with Laws. The Company and each of its Subsidiaries is in compliance in all material respects with all Requirements of Law and all Orders issued by any court or Governmental Authority against the Company in all respects. To the Company's Knowledge, there are no Requirements of Law which could reasonably be expected to prohibit or restrict the Company or any of its Subsidiaries from, or otherwise materially adversely effect the Company or any of its Subsidiaries in, conducting its business in any jurisdiction in which it now conducts its business.

         2.7 Capitalization.

         (a) The authorized capital stock of the Company consists of 25,000,000 shares of Common Stock, of which 11,614,100 shares (the "Issued Stock") were issued and  outstanding  as of September  30,  2001,  and  10,000,000  shares of preferred stock, of which 400,000 have been designated as "Series A Participating Preferred Stock", none of which was issued or outstanding as of September 30, 2001. As of September 30, 2001, 3,655,000 shares of Common Stock were reserved for issuance under the Company's 1995 Employee Stock Option Plan, as amended, and 390,000 shares of Common Stock were reserved for issuance under the Company's Non-Employee Directors' Stock Option Plan, as amended. As of September 30, 2001, 2,205,189 shares of Common Stock were issuable upon the exercise of stock options under the Company's 1995 Employee Stock Option Plan, and 241,620 shares of Common Stock were issuable upon the exercise of stock options under the Company's 1995 Non-Employee Directors' Stock Option Plan. The Issued Stock represents all of the issued and outstanding shares of


                                      -2-
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capital  stock of the  Company  and all  shares of Issued  Stock  have been duly authorized and validly issued and are fully paid and nonassessable. All of the shares of Issued Stock and other securities of the Company have been offered, issued and sold by the Company in compliance in all material respects with the Securities Act of 1933, as amended ("the Securities Act") and applicable state securities laws. There are no contracts or other agreements relating to the issuance, sale or transfer of Issued Stock or any equity or other securities of the Company other than pursuant to the 1995 Employee Stock Option Plan, as amended, the 1995 Non-Employee Directors' Stock Option Plan, as amended, and this Agreement.

         (b) The Shares are duly authorized, and when issued and delivered to the Purchasers after payment therefor, will be validly issued, fully paid and non-assessable, and assuming the accuracy of the representations and warranties of the Purchasers set forth in Section 3 of this Agreement, will be issued in compliance with the registration and qualification requirements of all applicable federal, state and foreign securities laws and will be free and clear of all other Liens. None of the issued and outstanding shares of Common Stock were issued in violation of any preemptive rights.

         2.8 No Default or Breach; Contractual Obligations. All of the Contractual Obligations to which the Company or any of its Subsidiaries is a party, whether written or oral, which are required by the Exchange Act to be disclosed in the SEC Reports (collectively, "Material Contractual Obligations") are valid, subsisting, in full force and effect and binding upon the Company or its Subsidiary, as the case may be, and, to the Knowledge of the Company, the other parties thereto, and the Company or its Subsidiary, as the case may be, has paid in full or accrued all amounts due thereunder and has satisfied in full or provided for all of its liabilities and obligations thereunder, except for such amounts as are being contested by the Company in good faith. Neither the Company nor any of its Subsidiaries has received notice of a default and is not in default under, or with respect to, any Material Contractual Obligation nor, to the Knowledge of the Company, does any condition exist that with notice or lapse of time or both would constitute a default thereunder. To the Knowledge of the Company, no other party to any such Contractual Obligation is in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a default by such other party thereunder.

         2.9 Title to Properties. The Company and each of its Subsidiaries has good, record and marketable title in fee simple to, or holds interests as lessee under leases in full force and effect in, all real property used in connection with its business or otherwise owned or leased by it, in each case free and clear of all Liens, except for Liens that would required to be described in the notes to the Financial Statements. The Company and each of its Subsidiaries owns and has good, valid and marketable title to all of its properties and assets used in its business or reflected as owned on the Financial Statements, in each case free and clear of all Liens, except for Liens that would required to be described in the notes to the Financial Statements.

         2.10 Reports; Financial Statements.

         (a) As of the respective dates of their filing with the Commission, the SEC Reports, complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations of the Commission promulgated thereunder, except as disclosed in the SEC Reports. Except as disclosed in the SEC Reports, the SEC Reports did not at the time they were filed with the Commission, or will not at the time they are filed with the Commission, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Company is not aware of any issues raised by the Commission with respect to any of the SEC Reports, other than those disclosed in the SEC Reports.

         (b) Except as disclosed in the SEC Reports, the consolidated financial statements (including, in each case, any related schedules or notes thereto) contained in or incorporated by reference in the SEC Reports and any such reports, registration statements and other filings to be filed by the Company with the Commission prior to the Closing Date (the "Financial Statements") (i) have been or will be prepared in accordance with the published rules and regulations of the Commission and GAAP consistently applied during the periods involved (except as may be indicated in the notes thereto) and (ii) fairly present or will fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof and the consolidated results of operations, statements of stockholders' equity and cash flows for the periods indicated, except that any unaudited


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

interim  financial  statements  were or will be subject to normal and  recurring
year-end   adjustments  and  may  omit  footnote   disclosure  as  permitted  by
regulations of the Commission.

         2.11 Taxes. (a) The Company and each of its Subsidiaries has paid all federal, state, provincial, county, local, foreign and other taxes (the "Taxes") which have come due and are required to be paid by it through the date hereof, and all deficiencies or other additions to Tax, interest and penalties owed by it in connection with any such Taxes, other than Taxes being disputed by the Company in good faith for which adequate reserves have been made in accordance with GAAP; (b) the Company and each of its Subsidiaries has timely filed or caused to be filed all returns for Taxes that it is required to file on and through the date hereof (including all applicable extensions), and all such Tax returns are accurate and complete in all material respects; (c) with respect to all Tax returns of the Company and each of its Subsidiaries, (i) there is no unassessed Tax deficiency proposed or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries and (ii) no audit is in progress with respect to any return for Taxes, no extension of time is in force with respect to any date on which any return for Taxes was or is to be filed and no waiver or agreement is in force for the extension of time for the assessment or payment of any Tax; (d) all provisions for Tax liabilities of the Company and each of its Subsidiaries have been disclosed in the Financial Statements and made in accordance with GAAP consistently applied, and all liabilities for Taxes of the Company and each of its Subsidiaries attributable to periods prior to or ending on the Closing Date have been adequately disclosed in the Financial Statements; and (e) there are no Liens for Taxes on the assets of the Company or any of its Subsidiaries.

         2.12 No Material Adverse Change; Ordinary Course of Business. Since September 30, 2001, except as disclosed in or incorporated by reference in the SEC Reports, (a) there has not been any material adverse change, in the Condition of the Company, (b) neither the Company nor any of its Subsidiaries has participated in any transaction material to the Condition of the Company, including, without limitation, declaring or paying any dividend or declaring or making any distribution to its stockholders except out of the earnings of the Company or its Subsidiary, as the case may be, (c) neither the Company nor any of its subsidiaries has entered into any Material Contractual Obligation, other than in the ordinary course of business and (d) there has not occurred a material change in the accounting principles or practice of the Company or any of its Subsidiaries except as required by reason of a change in GAAP.

         2.13 Private Offering. Neither the Company nor any authorized Person acting on its behalf has, in connection with the offer, sale, exchange or issuance of the Shares, engaged in (i) any form of general solicitation or general advertising (as those terms are used within the meaning of Rule 502(c) under the Securities Act), (ii) any action involving a public offering within the meaning of Section 4(2) of the Securities Act, or (iii) any action that would require the registration under the Securities Act of the offering, sale, exchange or issuance of the Shares pursuant to this Agreement or that would violate applicable state securities or "blue sky" laws. The Company has not made and will not prior to the Closing Date make, directly or indirectly, any offer or sale of the Shares or of securities of the same or similar class as the Shares if, as a result, the offer and sale contemplated hereby would fail to be entitled to exemption from the registration requirements of the Securities Act. As used herein, the terms "offer" and "sale" have the meanings specified in
Section 2(3) of the Securities Act..

         2.14 Labor Relations. Except as could not reasonably be expected to have a material adverse effect on the Condition of the Company: (a) neither the Company nor any of its Subsidiaries is engaged in any unfair labor practice; (b) there is no strike, labor dispute, slowdown or stoppage pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries ; (c) neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or contract; and (d) no union organizing activities are taking place. To the Knowledge of the Company, each of the officers and key employees of the Company and each of its Subsidiaries spends all, or substantially all, of his business time on the business of the Company or its Subsidiary, as the case may be. To the Knowledge of the Company, none of the employees of the Company or any of its Subsidiaries is resident in the United States in violation of any Requirement of Law.

         2.15 Employee Benefit Plans.

         (a) The SEC Reports list or describe each Plan that the Company or any of its Subsidiaries maintains or to which the Company or any of its Subsidiaries contributes (the "Company Plans"). Neither the Company nor


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

any of its Subsidiaries has any liability under any Plans other than the Company Plans. Except as described in or incorporated by reference in the SEC Reports, neither the Company nor any Commonly Controlled Entity maintains or contributes to, or has within the preceding six years maintained or contributed to, or may have any liability with respect to any Plan subject to Title IV of ERISA or
Section 412 of the Code or any "multiple employer plan" within the meaning of the Code or ERISA. Each Company Plan (and related trust, insurance contract or fund) has been established and administered in accordance with its terms, and complies in form and in operation with the applicable requirements of ERISA and the Code and other applicable Requirements of Law. All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each Company Plan.

         (b) No Claim with respect to the administration or the investment of the assets of any Company Plan (other than routine claims for benefits) is pending.

         (c) Except as could not reasonably be expected to have a material adverse effect on the Condition of the Company, each Company Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period since its adoption; each trust created under any such Plan is exempt from tax under Section 501(a) of the Code and has been so exempt since its creation.

         (d) No Company Plan is a welfare plan (as defined in Section (3)(l) of ERISA) that provides benefits to current or former employees beyond their retirement or other termination of service (other than coverage mandated by Section 4980A of the Code, commonly referred to as "COBRA", the cost of which is fully paid by the current or former employee or his or her dependents).

         (e) Neither the consummation of the transactions contemplated by this Agreement nor any termination of employment following such transactions will accelerate the time of the payment or vesting of, or increase the amount of, compensation due to any employee or former employee whether or not such payment would constitute an "excess parachute payment" under Section 280G of the Code.

         (f) There are no unfunded obligations under any Company Plan which are not fully reflected in the Financial Statements.

         (g) Except as could not reasonably be expected to have a material adverse effect on the Condition of the Company, the Company has no liability, whether absolute or contingent, including any obligations under any Company Plan, with respect to any misclassification of any person as an independent contractor rather than as an employee.

         2.16 Liabilities. Neither the Company nor any of its Subsidiaries has any direct or indirect obligation or liability (the "Liabilities") which are not fully reflected or reserved against in the Financial Statements, other than Liabilities not exceeding $250,000 in the aggregate incurred since September 30, 2001 in the ordinary course of business. The Company has no Knowledge of any circumstance, condition, event or arrangement that could reasonably be expected to give rise hereafter to any Liabilities of the Company or any of its Subsidiaries that, individually or in the aggregate, could have a material adverse effect on the Condition of the Company.

         2.17 Intellectual Property.

         (a) (i) The Company and each of its Subsidiaries is the owner of all, or has the license or right to use, sell and license all of, the copyrights, patents, trade secrets, trademarks, internet assets, software and other proprietary rights (collectively, "Intellectual Property") that are used in connection with its business as presently conducted, free and clear of all Liens.

                  (ii) None of the Intellectual Property is subject to any outstanding Order, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or, to the Knowledge of the Company, threatened, which challenges the validity, enforceability, use or ownership of the item.

                  (iii)  The   Company   and  each  of  its   Subsidiaries   has
         substantially performed all obligations imposed upon it under all Intellectual Property licenses, sublicenses, distributor agreements and other agreements under which the Company or any of its Subsidiaries is either a licensor, licensee or distributor, except such licenses, sublicenses and other agreements relating to off-the-shelf software which is commercially available on a retail basis and used solely on the computers of the Company or its Subsidiaries (collectively, the "IP Agreements"). The Company and each of its Subsidiaries is not, nor to the Knowledge of the Company is any other party thereto, in breach of or default thereunder in any respect, nor is there any event which with notice or lapse of time or both would constitute a default thereunder. All of the IP Agreements are valid, enforceable and in full force and effect, and will continue to be so on identical terms immediately following the Closing except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

                  (iv) To the Knowledge of the Company, none of the Intellectual Property currently sold or licensed by the Company or any of its Subsidiaries to any Person or used by or licensed to the Company or any of its Subsidiaries by any Person infringes upon or otherwise violates any Intellectual Property rights of others, except as could not reasonably be expected to have a material adverse effect on the Condition of the Company.

         (b) No litigation is pending and no Claim has been made against the Company or any of its Subsidiaries or, to the Knowledge of the Company, is threatened, contesting the right of the Company or any of its Subsidiaries to sell or license to any Person or use the Intellectual Property presently sold or licensed to such Person or used by the Company or any of its Subsidiaries. To the Knowledge of the Company, no Person is infringing upon or otherwise violating the Intellectual Property rights of the Company or any of its Subsidiaries.

         (c) No former employer of any employee of the Company or any of its Subsidiaries has made a claim against the Company or any of its Subsidiaries or, to the Knowledge of the Company, against any other Person, that such employee or such consultant is utilizing Intellectual Property of such former employer.

         (d) To the Knowledge of the Company, none of the trade secrets, wherever located, the value of which is contingent upon maintenance of confidentiality thereof, has been disclosed to any Person other than employees, representatives and agents of the Company or any of its Subsidiaries, except as required pursuant to the filing of a patent application by the Company or any of its Subsidiaries.

         (e) It is not necessary for the business of the Company or any of its Subsidiaries to use any Intellectual Property owned by any director, officer, employee or consultant of the Company or any of its Subsidiaries (or persons the Company or any of its Subsidiaries presently intends to hire). To the Company's Knowledge, at no time during the conception or reduction to practice of any of the Intellectual Property of the Company or any of its Subsidiaries was any developer, inventor or other contributor to such Intellectual Property operating under any grants from any Governmental Authority or subject to any employment agreement, invention assignment, nondisclosure agreement or other Contractual Obligation with any Person that could materially adversely affect the rights of the Company or any of its Subsidiaries to its Intellectual Property.

         2.18 Potential Conflicts of Interest. No officer, director or stockholder beneficially owning more than 5% of the outstanding shares of Common Stock, to the Knowledge of the Company, no spouse of any such officer, director or stockholder, and, to the Knowledge of the Company, no affiliate (as defined in Rule 12b-2 of the Exchange Act) of any of the foregoing (a) owns, directly or indirectly, any interest in (excepting less than one percent (1%) stock holdings for investment purposes in securities of publicly held and traded companies), or is an officer, director, employee or consultant of, any Person which is, or is engaged in business as, a competitor, lessor, lessee, supplier, distributor, or customer of, or lender to or borrower from, the Company or any of its Subsidiaries; (b) owns, directly or indirectly, in whole or in part, any tangible or intangible property that the Company or any of its Subsidiaries use, in the conduct of business; or (c) has any cause of action or other claim whatsoever against, or owes or has advanced any amount to, the Company, except for claims in the ordinary course of business such as for accrued vacation pay, accrued benefits under employee benefit plans, and similar matters and agreements existing on the date hereof.

         2.19 Trade Relations. There exists no actual or, to the Knowledge of the Company, threatened termination, cancellation or limitation of, or any material adverse modification or change in, the business relationship of the Company or any of its subsidiaries, or the business of the Company or any of its subsidiaries, with any customer or supplier or any group of customers or suppliers whose purchases or inventories provided to the business of the Company or any of its subsidiaries are individually or in the aggregate material to the Condition of the Company.

         2.20 Outstanding Borrowing. Section 2.20 of the Schedule of Exceptions sets forth the amount of all indebtedness of the Company and each of its Subsidiaries as of the date hereof, the Liens that relate to such indebtedness and that encumber the assets and the name of each lender thereof. No indebtedness is entitled to any voting rights in any matters voted upon by the holders of the Common Stock.

         2.21 Broker's, Finder's or Similar Fees. Except for fees payable to Needham & Company, there are no brokerage commissions, finder's fees or similar fees or commissions payable by the Company or any of its Subsidiaries in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Company or any of its Subsidiaries or any action taken by any such Person.

         2.22 Disclosure. This Agreement and the documents and certificates furnished to the Purchasers by the Company do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

         3. Representations and Warranties of the Investors. Each Investor hereby represents and warrants to the Company that, solely as to such Investor:

         3.1 Authorization. The Investor has all requisite corporate power and authority to enter into this Agreement and that this Agreement constitutes a valid and legally binding obligation of the Investor, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the enforcement of creditors' rights generally,
(b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (c) to the extent the indemnification provisions contained in this Agreement may be limited by applicable federal or state securities laws.

         3.2 Purchase Entirely for Own Account. The Shares to be purchased by the Investor will be acquired for investment for the Investor's own account, and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. The Investor is not a party to any contract, undertaking, agreement or arrangement with any person to sell, transfer or otherwise dispose of any of the Shares purchased by it.

         3.3 Reliance Upon Investor's Representations. The Investor understands that the issuance and sale of the Shares to it will not be registered under the Securities Act on the ground that such issuance and sale will be exempt from registration under the Securities Act pursuant to section 4(2) thereof, and that the Company's reliance on such exemption is based on each Investor's representations set forth herein. The Investor realizes that the basis for the exemption may not be present if, notwithstanding such representations, any Investor has in mind merely acquiring the securities for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. Such Investor has no such present intention.

         3.4 Receipt of  Information.  The  Investor  has  received  the Private
Placement Memorandum dated October 23, 2001 (the "PPM") and has had an opportunity to ask questions and receive answers from the Company regarding the PPM and the terms and conditions of the issuance and sale of the Shares and the business, properties, prospects and financial condition of the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investor to rely thereon. No person other than the Company has been authorized to give any information other than the PPM or to give any representation not contained in this Agreement in connection with the Offering and, if given or made, such information or representation must not be relied upon as having been authorized by the Company.

         3.5 Investment Experience. The Investor is experienced in evaluating and investing in securities of companies and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Shares.

         3.6 Accredited Investor. The Investor is an "accredited investor" as such term is defined in Rule 501 of

         Regulation D promulgated under the Securities Act, for the reason indicated on the signature page of this Agreement.

         3.7 Restricted Securities. The Investor understands that the Shares may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Shares or an available exemption from registration under the Securities Act, the Shares must be held indefinitely. In particular, the Investor is aware that the Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met. Among the conditions for use of Rule 144 is the availability of current information to the public about the Company.

         3.8 Legends. To the extent applicable, each certificate or other document evidencing any of the Shares shall be endorsed with the legends set forth below, and the Investor covenants that, except to the extent such restrictions are waived by the Company, the Investor shall not transfer the shares represented by any such certificate without complying with the restrictions on transfer described in the legends endorsed on such certificate:

         (a) The following legend under the Act:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR ELSE UPON AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO CALIFORNIA MICRO DEVICES CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT OR ANOTHER APPLICABLE EXEMPTION."

         (b) Such other legends as may be required under state securities laws.

         3.9 Broker's, Finder's or Similar Fees. There are no brokerage commissions, finder's fees or similar fees or commissions payable by the Investor in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Investor or any action taken by any such Person.

         4. Registration of the Shares; Compliance with the Securities Act.

         4.1 Registration Procedures and Expenses. The Company hereby agrees that it shall:

         (a) subject to receipt of necessary information from the Investors, prepare and file with the SEC on or before the date three (3) weeks from the Closing Date a registration statement on Form S-3 (the "Registration Statement") to enable the resale of the Shares by the Investors from time to time on Nasdaq and use reasonable best efforts to respond to comments from the SEC promptly and cause such Registration Statement to be declared effective as promptly as practicable after filing and to remain continuously effective until the earlier of (i) the second anniversary of the Closing, or
(ii) such time as all Shares purchased by the Investors pursuant to this Agreement have been sold thereunder (the "Registration Period");

         (b) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective until the end of the Registration Period;

         (c) furnish to the Investors with respect to the Shares registered under the Registration Statement such reasonable number of copies of the Registration Statement, prospectuses and preliminary prospectuses in conformity with the requirements of the Securities Act and such other documents as the Investor may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Shares by the Investor;

         (d) file documents required of the Company for normal blue sky clearance in states specified in writing by the Investor, provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

         (e) use its reasonable best efforts to cause the Shares to be listed on Nasdaq in connection with the filing of the Registration Statement under Section 4.1(a);

         (f) bear all expenses in  connection  with the  procedures in paragraph
(a) through (e) of this Section 4.1 and the registration of the Shares pursuant to the Registration Statement other than fees and expenses, if any, of counsel or other advisers to the Investors or underwriting discounts, brokerage fees and commissions incurred by the Investors, if any.

         It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 4.1 that the Investor shall furnish to the Company such information regarding itself, the Shares to be sold by the Investor, and the intended method of disposition of such securities as shall be required to effect the registration of the Shares.

         4.2 Transfer of Shares After Registration; Suspension.

         (a) Subject to Section 4.4, the Investors agree that they will not offer to sell, solicit offers to buy, dispose of, loan, pledge or grant any right (each, a "Disposition") with respect to the Shares that would constitute a sale within the meaning of the Securities Act except pursuant to the Registration Statement referred to in Section 4.1, and that they will promptly notify the Company of any changes in the information set forth in the Registration Statement after it is prepared regarding the Investor or its plan of distribution.

         (b) In addition to any suspension rights under paragraph (c) below, the Company may, upon the happening of any event, that, in the judgment of Company's board of directors, renders it advisable to suspend use of the prospectus for no more than sixty (60) days in the aggregate in any twelve (12) month period of time due to pending corporate developments, public filings with the SEC or similar events, suspend use of the prospectus on written notice to each Investor, in which case each Investor shall discontinue disposition of Shares covered by the Registration Statement or prospectus until copies of a supplemented or amended prospectus are distributed to the Investors or until the Investors are advised in writing by the Company that the use of the applicable prospectus may be resumed.

         (c) Subject to paragraph (d) below, in the event of: (i) any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or related prospectus or for additional information,
(ii)  the  issuance  by the  SEC or any  other  federal  or  state  governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iii) the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose, (iv) any event or circumstance which necessitates the making of any changes in the Registration Statement or prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, then the Company shall deliver a certificate in writing to the Investors (the "Suspension Notice") to the effect of the foregoing and, upon receipt of such Suspension Notice, the Investors will refrain from selling any Shares pursuant to the Registration Statement (a "Suspension") until the Investors' receipt of copies of a supplemented or amended prospectus prepared and filed by the Company, or until it is advised in writing by the Company that the current prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such prospectus. In the event of any Suspension, the Company will use its reasonable best efforts to cause the use of the prospectus so suspended to be resumed as soon as possible after delivery of a Suspension Notice to the Investors.

         (d) Provided that a Suspension is not then in effect, the Investors may sell Shares under the Registration Statement, provided that the selling Investor arranges for delivery of a current prospectus to the transferee of such Shares.

         (e) In the event of a sale of Shares by an Investor, such Investor must also deliver to the Company's transfer agent, with a copy to the Company, a Certificate of Subsequent Sale substantially in the form attached hereto as Exhibit A, so that ownership of the Shares may be properly transferred.

         (f) For so long as the Company will have a class of securities registered under Section 12(b) or Section 12(g) of the Exchange Act, the Company covenants that it will file, on a timely basis, any reports required to be filed by it under the Exchange Act and the rules and regulations adopted by the SEC thereunder and keep all such reports and public information current to the extent required by Rule 144 under the Securities Act for a period of two (2) years after the Closing.

         4.3 Indemnification. For the purpose of this Section 4.3 only, (i) the term "Registration Statement" shall include any final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 4.1(a); and (ii) the term "untrue statement" shall include any untrue statement or any omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (a) The Company agrees to indemnify and hold harmless each Investor (and each person, if any, who controls such Investor within the meaning of section 15 of the Securities Act) from and against any losses, claims, damages or liabilities to which such Investor (or such person, if any, who controls such Investor within the meaning of section 15 of the Securities Act) may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or (ii) any failure by the Company to fulfill any undertaking included in the Registration Statement, and the Company will reimburse such Investor (and each person, if any, who controls such Investor within the meaning of section 15 of the Securities Act) for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Investor specifically for use in preparation of the Registration Statement or the failure of such Investor to comply with its covenants and agreements contained in Section 3 or 4.2 hereof or any statement or omission in any prospectus that is corrected in any subsequent prospectus that was delivered to the Investor prior to the pertinent sale or sales by the Investor.

         (b) Each Investor agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company) and each other Investor from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) or other Investor may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon a breach of its covenants and agreements contained in Section 3 or 4.2 hereof or any statement or omission in any prospectus that is corrected in any subsequent prospectus that was delivered to the Investor prior to the pertinent sale or sales by the Investor or any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement if such untrue statement was made in reliance upon and in conformity with information furnished by or on behalf of the indemnifying
Investor in writing  specifically  for use in  preparation  of the  Registration
Statement, and the indemnifying Investor will reimburse the Company (or such officer, director or controlling person) or other Investor, as the case may be, for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim.

         (c) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 4.3, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 4.3 (except to the extent that such omission materially and adversely affects the indemnifying party's ability to defend such action) or from any liability otherwise than under this Section 4.3. Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof. In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld. No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

         (d) If the indemnification provided for in this Section 4.3 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Investors on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Company on the one hand or an Investor on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. The Company and the Investors agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Investors were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Investor shall be required to contribute any amount in excess of the amount by which the gross amount received by the Investor from the sale of the Shares to which such loss relates exceeds the amount of any damages which such Investor has otherwise been required to pay by reason of such untrue statement. No person guilty of fraudulent misrepresentation (within the meaning of section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Investors' obligations in this subsection to contribute are several in proportion to their sales of Shares to which such loss relates and not joint.

         4.4 Termination of Conditions and Obligations. The conditions precedent imposed by Section 4 upon the transferability of the Shares shall cease and terminate as to any particular number of the Shares when such Shares shall have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement covering such Shares or at such time as an opinion of counsel or other evidence reasonably satisfactory to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

         5.   Conditions  of  each  Investor's   Obligations  at  Closing.   The
obligations of each Investor under subparagraph 1.1 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent in writing thereto:

         5.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

         5.2 Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with on or before the Closing.

         5.3 Compliance Certificate. The Chief Executive Officer of the Company shall have delivered to the Investor at the Closing a certificate certifying that the conditions specified in Sections 5.1, 5.2 and 5.4 have been fulfilled.

         5.4 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the shares of Common Stock pursuant to this Agreement shall be duly obtained and effective as of the Closing. The Company shall have obtained all necessary blue sky permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Shares.

         5.5 Opinion of Counsel. Investors shall have received the opinion of Pillsbury Winthrop LLP, counsel to the Company, in substantially the form of Exhibit B, attached hereto.

         6. Conditions of the Company's Obligations at Closing. The obligations of the Company to each Investor under this Agreement are subject to the fulfillment (or waiver) on or before the Closing of each of the following conditions by the Investor:

         6.1 Representations and Warranties. The representations and warranties of such Investor contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

         6.2 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Common Stock pursuant to this Agreement shall be duly obtained and effective as of the Closing.

         7. Miscellaneous.

         7.1 Entire Agreement. This Agreement and the documents referred to herein and all Schedules and Exhibits thereto constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

         7.2 Survival . The parties agree that, regardless of any investigation made by the parties, the warranties, representations and covenants of the Company and the Investors contained in or made pursuant to this Agreement (including, without limitation, the provisions of Section 4) shall survive the execution and delivery of this Agreement and the Closing.

         7.3 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including permitted transferees of any Shares). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

         7.4 Governing  Law. This  Agreement  shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

         7.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         7.6 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         7.7 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed given and effective when delivered personally, by telex or telecopier, or by overnight express at the following addresses or to such other address as such party may designate by written notice to the other party in accordance with the provisions of this Section:

If to the Company:                    California Micro Devices Corporation
                                      215 Topaz Street
                                      Milpitas, CA 95035-5430
                                      Attention:  Robert V. Dickinson
                                      Fax:  (408) 934-2990

With a copy to:                       Pillsbury Winthrop LLP
                                      2550 Hanover Street
                                      Palo Alto, CA 94304
                                      Attention:  Stephen M. Wurzburg
                                      Fax:  (650) 233-4545

If to an Investor:                    See the signature pages hereto

         7.8 Expenses. Each party will bear its own expenses related to this Agreement and the transactions contemplated therein.

         7.9 Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and disbursements in addition to any other relief to which such party may be entitled.

         7.10 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of more than a majority of the Shares sold hereunder.

         7.11 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

         7.12 Rights of the Investor. Each holder of the Shares shall have the absolute right to exercise or refrain from exercising any right or rights that such holder may have by reason of this Agreement or any Shares, including without limitation the right to consent to the waiver of any obligation of the Company under this Agreement and to enter into an agreement with the Company for the purpose of modifying this Agreement or any agreement effecting any such modification, and such holder shall not incur any liability to any other holder or holders of the Shares with respect to exercising or refraining from exercising any such right or rights.

                     [REMAINDER OF PAGE INTENTIONALLY BLANK]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    CALIFORNIA MICRO DEVICES CORPORATION


                                    By /s/ Robert V. Dickinson
                                           President and Chief Executive Officer

                       INVESTOR SIGNATURE PAGES TO FOLLOW

                                SIGNATURE PAGE TO

                            STOCK PURCHASE AGREEMENT

                          DATED AS OF NOVEMBER 21, 2001

                                  BY AND AMONG

                      CALIFORNIA MICRO DEVICES CORPORATION

                         AND EACH INVESTOR NAMED THEREIN

         The undersigned hereby executes and delivers the California Micro Devices Corporation Stock Purchase Agreement (the "Agreement") to which this Signature Page is attached effective as of the date of the Agreement, which Agreement and Signature Page, together with all counterparts of such Agreement and signature pages of the other Investors named in such Agreement, shall constitute one and the same document in accordance with the terms of such Agreement.

                                 Number of Shares:
                                                  ------------------------------

                                 -----------------------------------------------
                                               Print Name of Investor

                                 By
                                   ---------------------------------------------
                                                      Signature

                                 Address:
                                         ---------------------------------------

                                         ---------------------------------------

                                         ---------------------------------------

                                 Taxpayer Identification Number:
                                                                ----------------

Investor is an "accredited investor" by reason of (check one):

Investor is an entity with gross assets in excess of $5,000,000.
                                                                    ------------

Investor is an individual with a net worth in excess of $1,000,000
                                                                    ------------

Investor is an individual and an Officer or Director of the Company
                                                                    ------------

                                   SCHEDULE A

                                    Investors

                                               Number of Shares
             Investor Name                  Purchased from Company     Investment In Dollars
-----------------------------------------   ----------------------     ---------------------
Columbus Capital Partners, L.P.                      734,000               $3,016,740.00
Columbus Capital Offshore Fund, Ltd.                 366,000               $1,504,260.00
Fremont Concentrated Equity Fund, LLC                300,000               $1,233,000.00
Oceanoar & Co.                                       200,000                 $822,000.00
RS Smaller Company Growth Fund                       150,000                 $616,500.00
Ascend Offshore Fund, Ltd                            136,000                 $558,960.00
Ascend Partners, L.P.                                 32,000                 $131,520.00
Ascend Patners Sapient, L.P.                          32,000                 $131,520.00
Donald L. Waite                                       25,000                 $102,750.00
Wade Meyercord Rollover IRA                            5,000                  $20,550.00
Daniel McCranie                                       10,000                  $41,100.00
Stephen M. Wurzburg                                   10,000                  $41,100.00

TOTAL                                               2,000,000              $8,220,000.00

                                    EXHIBIT A

                      CALIFORNIA MICRO DEVICES CORPORATION
                         CERTIFICATE OF SUBSEQUENT SALE

------------------------------

         RE:      Sale of Shares of Common  Stock of  California  Micro  Devices
                  Corporation   (the   "Company")   pursuant  to  the  Company's
                  Prospectus dated __________, 2001 (the "Prospectus")

Dear Sir/Madam:

         The undersigned hereby certifies, in connection with the sale of shares of Common Stock of the Company included in the table of Selling Stockholders in the Prospectus, that the undersigned has sold the Shares pursuant to the Prospectus and in a manner described under the caption "Plan of Distribution" in the Prospectus and that such sale complies with all applicable securities laws, including, without limitation, the Prospectus delivery requirements of the Securities Act of 1933, as amended.

         Selling Stockholder (the beneficial owner):

         Record Holder (e.g., if held in name of nominee):
                                                           ---------------------

         Restricted Stock Certificate No.(s):
                                              ----------------------------------

         Number of Shares Sold:
                                ------------------------------------------------

         Date of Sale:
                       ---------------------------------------------------------

         In the event that you receive a stock certificate(s) representing more shares of Common Stock than have been sold by the undersigned, then you should return to the undersigned a newly issued certificate for such excess shares in the name of the Record Holder and BEARING A RESTRICTIVE LEGEND. Further, you should place a stop transfer on your records with regard to such certificate.

                                        Very truly yours,

                                        By
                                          --------------------------------------

                                        Print Name
                                                  ------------------------------

                                        Title
                                             -----------------------------------

Dated:
      ---------------------------

cc: Pillsbury Winthrop LLP
    2550 Hanover Street
    Palo Alto, California  94304
    Attn: Stephen M. Wurzburg


                                       A-1